Form N-SAR
Attachment for Item #77C
Matters Submitted to a Vote of Security Holders

MAINSTAY VP FUNDS TRUST
811-03833
FOR PERIOD ENDED 12/31/2017


(a)	The date of the meeting and whether it was an annual or
special meeting;
Pursuant to notice, a special meeting of shareholders (Special Meeting) of the Portfolios, each a series of MainStay VP Funds Trust (Trust), was held at the offices of New York Life Investment Management LLC. (New York Life Investments), 51 Madison
Avenue, New York, New York 10010 on October 23, 2017 at
10:30 a.m.

(b)	If the meeting involved the election of trustees, state the
name of each trustee elected at the meeting and the
names of all other trustees now in office;
David H. Chow
Yie-Hsin Hung
Susan B. Kerley
Alan R. Latshaw
Peter Meenan
Richard H. Nolan, Jr.
Jacques P. Perold
Richard S. Trutanic
(c)	Describe each matter voted upon at the meeting and state
the number of affirmative votes and the number of
negative votes cast with respect to each matter;
1.	To elect eight Trustees to the Board of Trustees of the
Trust
The above proposal was discussed in detail in the proxy statement. No other business came before the Special
Meeting.
The proposal was passed by the shareholders, as confirmed by the Inspector of Elections.
The following is a summary of how the votes on the proposals presented before the Special Meeting held on October 23, 2017 were cast.

There was one vote cast in person at the Special Meeting.


Yie-Hsin Hung:
Votes For
Votes Withheld
Total
2,372,397,201.795
79,459,657.558
2,451,856,859.353

David H. Chow:
Votes For
Votes Withheld
Total
2,377,117,457.291
74,739,402.062
2,451,856,859.353

Susan B. Kerley:
Votes For
Votes Withheld
Total
2,382,345,279.408
69,511,579.945
2,451,856,859.353

Alan R. Latshaw:
Votes For
Votes Withheld
Total
2,380,951,082.366
70,905,776.987
2,451,856,859.353

Peter Meenan:
Votes For
Votes Withheld
Total
2,371,326,138.489
80,530,720.864
2,451,856,859.353

Richard H. Nolan, Jr.:
Votes For
Votes Withheld
Total
2,379,871,857.591
71,985,001.762
2,451,856,859.353

Jacques P. Perold:
Votes For
Votes Withheld
Total
2,380,892,587.411
70,964,271.942
2,451,856,859.353

Richard S. Trutanic:
Votes For
Votes Withheld
Total
2,381,540,997.041
70,315,862.312
2,451,856,859.353